EXHIBIT 5

OPINION OF CLARK HILL PLC

February 5, 2001

McLaren Performance Technologies, Inc.
32233 West Eight Mile Road
Livonia, Michigan 48152

           Re: SEC Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for McLaren Performance Technologies, Inc., a Delaware corporation (the "Company"), in connection with its registration with the Securities and Exchange Commission (the "Commission") on Form S-8 of 2,000,000 shares of the Company's common stock under the Securities Act of 1933, as amended (the "Act"). Such shares may be issued upon the exercise of options granted under the Company's 2000 Stock Option Plan.

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

(1)	Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, as amended.

(2)	Bylaws of the Company, as amended.

(3)	Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

(4)	An Officer's Certificate of the Company regarding the Company's Certificate of Incorporation, Bylaws, resolutions of the Directors and actions taken by the shareholders.

(5)	The Registration Statement.

(6)	The exhibits to the Registration Statement to be filed with the Commission.

We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

Based upon the foregoing and in reliance thereon, it is our opinion that the 2,000,000 shares of the Company's $0.00001 par value common stock which may be issued upon the exercise of options under the Company's 2000 Stock Option Plan will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of such Plan, be duly and validly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

Very truly yours, CLARK HILL PLC /s/ Clark Hill PLC